Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
James Dwyer	Jim Beck
412-992-5450	412-315-2909
James.Dwyer@alcoa.com	Jim.Beck@alcoa.com

Alcoa Corporation Releases Preliminary Second Quarter 2020 Results

Effectively managing operations during pandemic; cash balance exceeds $950 million

M, except per share amounts	2Q20 preliminary	1Q20	2Q19
Revenue	$2,100 - $2,175	$2,381	$2,711
Net (loss) income attributable to Alcoa Corporation	$(205) - $(190)	$80	$(402)
(Loss) earnings per share attributable to Alcoa Corporation	$(1.10) - $(1.02)	$0.43	$(2.17)
Adjusted net loss	$(15) - $0	$(42)	$(2)
Adjusted loss per share	$(0.08) - $0.00	$(0.23)	$(0.01)
Adjusted EBITDA excluding special items	$175 - $190	$321	$455

PITTSBURGH – July 8, 2020 – Alcoa Corporation (NYSE: AA) today released preliminary second quarter 2020 results that show the Company’s cash balance rising to more than $950 million with improved productivity and continued stability in operations during the coronavirus pandemic.

The information regarding second quarter 2020 results is preliminary, based upon information available as of today and is subject to change and finalization based on completion of all quarter end close processes. Alcoa will announce its second quarter 2020 results on Wednesday, July 15, 2020.

“At Alcoa, we focus first on the safety and health of our employees, and that commitment has become even more apparent throughout this pandemic,” said President and Chief Executive Officer Roy Harvey. “We’ve not only managed to sustain our operations during these challenging times, but we’ve also continued to drive for sustainable improvements.”

“In the second quarter, we realized gains in productivity, cost savings and also increased our cash balance,” Harvey said. “Now, we’re working to increase overall liquidity and gain even greater flexibility as we execute on our strategy, including the ongoing portfolio review and the sale of non-core assets.”

In response to the coronavirus pandemic, Alcoa continues to protect the health of the Company’s workforce, prevent infection in our locations, and mitigate impacts. All of Alcoa’s bauxite mines, alumina refineries, and aluminum manufacturing facilities remain in operation with comprehensive measures in place for health and business continuity.

Production at the Company’s mining and refining locations is expected to increase approximately 5 percent and 2 percent, respectively, compared with the first quarter 2020 production results. Primary aluminum production is expected to increase approximately 3 percent compared with the first quarter of 2020. The expected sequential production increases are consistent with historical expectations as the Company typically has higher maintenance in the first quarter than other quarterly periods.

Alcoa’s results are dependent upon market conditions that drive the price of alumina and aluminum. During the second quarter of 2020, both alumina and aluminum prices initially declined and have since increased slightly compared with the prices in the beginning of the second quarter of 2020.

For the quarter ended June 30, 2020, revenue is expected to range between $2,100 million and $2,175 million. Demand for aluminum value-added products declined in the second quarter 2020 compared with the first quarter 2020, with volume shifting into lower priced commodity-grade ingot. Additional volume from the progressing restart at the Bécancour smelter in Québec, Canada is expected to partially offset the premium price decline.

The Company is expecting a net loss attributable to Alcoa Corporation between $205 million and $190 million, as compared to net income attributable to Alcoa Corporation of $80 million in the first quarter 2020. The expected sequential decrease was driven primarily by the non-recurrence of the gain recorded in the first quarter of 2020 from the sale of the waste processing facility in Gum Springs, Arkansas, in addition to the previously mentioned lower alumina and aluminum prices.

For the quarter ended June 30, 2020, Adjusted EBITDA is expected to be between $155 million and $170 million. Compared with the first quarter of 2020 Adjusted EBITDA of $289 million, lower alumina and aluminum prices have driven the expected sequential decrease. After the removal of special items, which are primarily related to Bécancour smelter restart costs, Adjusted EBITDA excluding special items is expected to be between $175 million and $190 million.

For the second quarter of 2020, diluted earnings (loss) per share (EPS) is expected to be between $(1.10) and $(1.02). After the removal of special items, which are primarily related to interim tax impacts, Adjusted diluted earnings (loss) per share for the second quarter 2020 is expected to be between $(0.08) and $0.00.

As of June 30, 2020, Alcoa’s cash balance is expected to exceed $950 million with improvement from the March 31, 2020 cash balance of $829 million, primarily due to effective working capital management and cash preservation actions. Throughout 2020, Alcoa will continue various initiatives to preserve cash:

•	Reducing non-critical capital expenditures planned for 2020 by $100 million;

•	Deferring non-regulated environmental and asset retirement obligations payments of $25 million;

•	Deferring approximately $220 million in pension contributions from 2020 to January 1, 2021 in the U.S., as permitted under the CARES Act; and

•

Implementing hiring restrictions outside of critical production roles, implementing and extending travel restrictions throughout the organization, and utilizing other appropriate government support programs to save or defer approximately $35 million.

The cash preservation initiatives have strengthened the Company’s cash position as of June 30, 2020 without the use of other available liquidity options. As of June 30, 2020, the Company’s total debt balance of $1.8 billion remains consistent with the balance as of March 31, 2020.

Preliminary Unaudited Financial Information for 2Q20

Interim consolidated financial statements as of and for the quarter ended June 30, 2020 are not yet complete and are not available as of the date of this press release. The preliminary financial information, production information and shipment information presented above for the quarter ended June 30, 2020 remain preliminary, based upon information available as of the date of this press release and is subject to change and finalization based on completion of all quarter end close processes. Accordingly, undue reliance should not be placed on this unaudited preliminary financial information. Please also refer to “Forward-Looking Statements.”

Conference Call

Alcoa will hold its quarterly conference call at 5 p.m. Eastern Daylight Time (EDT) on Wednesday, July 15, 2020, to present second quarter financial results and discuss the business and market conditions.

The call will be webcast via the Company’s homepage on www.alcoa.com. Presentation materials for the call will be available for viewing on the same website at approximately 4:15 p.m. EDT on July 15, 2020. Call information and related details are available under the “Investors” section of www.alcoa.com.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls and webcasts. Alcoa does not incorporate the information contained on, or accessible through, its corporate website into this press release.

About Alcoa Corporation

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina, and aluminum products, and is built on a foundation of strong values and operating excellence dating back more than 130 years to the world-changing discovery that made aluminum an affordable and vital part of modern life. Since developing the aluminum industry, and throughout our history, our talented Alcoans have followed on with breakthrough innovations and best practices that have led to efficiency, safety, sustainability, and stronger communities wherever we operate.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts concerning global demand growth for bauxite, alumina, and aluminum, and supply/demand balances; statements, projections or forecasts of future or targeted financial results or operating performance; statements about strategies, outlook, and business and financial prospects; and statements about return of capital. These statements reflect beliefs and assumptions that are based on Alcoa Corporation’s perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) current and potential future impacts of the coronavirus (COVID-19) pandemic on the global economy and our business, financial condition, results of operations, or cash flows; (b) material adverse changes in aluminum industry conditions, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices and premiums, as applicable, for primary aluminum and other products, and fluctuations in indexed-based and spot prices for alumina; (c) deterioration in global economic and financial market conditions generally and which may also affect Alcoa Corporation’s ability to obtain credit or financing upon acceptable terms or at all; (d) unfavorable changes in the markets served by Alcoa Corporation; (e) the impact of changes in foreign currency exchange and tax rates on costs and results; (f) increases in energy costs or uncertainty of energy supply; (g) declines in the discount rates used to measure pension liabilities or lower-than-expected investment returns on pension assets, or unfavorable changes in laws or regulations that govern pension plan funding; (h) the inability to achieve improvement in profitability and margins, cost savings, cash generation, revenue growth, fiscal discipline, or strengthening of competitiveness and operations anticipated from portfolio actions, operational and productivity improvements, cash sustainability, technology advancements, and other initiatives; (i) the inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, restructuring activities, facility closures, curtailments, restarts, expansions, or joint ventures; (j) political, economic, trade, legal, public health and safety, and regulatory risks in the countries in which Alcoa Corporation operates or sells products; (k) labor disputes and/or and work stoppages; (l) the outcome of contingencies, including legal and tax proceedings (including the Australian Taxation Office matter), government or regulatory investigations, and environmental remediation; (m) the impact of cyberattacks and potential information technology or data security breaches; and (n) the other risk factors discussed in Item 1A of Alcoa Corporation’s Form 10-K for the fiscal year ended December 31, 2019, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and other reports filed by Alcoa Corporation with the U.S. Securities and Exchange Commission (SEC). Expected second quarter 2020 results are subject to change and finalization based on completion of all quarter end close processes. The statements in this release are made as of the date of this release, even if subsequently made available by Alcoa Corporation on its website or otherwise. Alcoa Corporation disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks described above and other risks in the market.

Non-GAAP Financial Measures

Some of the information included in this release is derived from Alcoa Corporation’s consolidated financial information but is not presented in Alcoa Corporation’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC regulations. Alcoa Corporation believes that the presentation of non-GAAP financial measures is useful to investors because such measures provide both additional information about the operating performance of Alcoa Corporation and insight on the ability of Alcoa Corporation to meet its financial obligations by adjusting the most directly comparable GAAP financial measure for the impact of, among others, “special items” as defined by the Company, non-cash items in nature, and/or nonoperating expense or income items. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release.

Reconciliation of Non-GAAP Financial Measures

Adjusted Income

(amounts in millions, except per-share amounts)

	(Loss) Income			Diluted EPS(4)
	Quarter ended			Quarter ended
	Estimated June 30, 2020	March 31, 2020	June 30, 2019	Estimated June 30, 2020	March 31, 2020	June 30, 2019
Net (loss) income attributable to Alcoa Corporation	$(205) – (190)	$80	$(402)	$(1.10) – (1.02)	$0.43	$(2.17)

Special items:
Restructuring and other charges, net	~35	2	370
Other special items(1)	~15	(137)	8
Discrete tax items and interim tax impacts(2)	~140	22	32
Tax impact on special items(3)	~0	(8)	(10)
Noncontrolling interest impact(3)	~0	(1)	—

Subtotal	~190	(122)	400

Net (loss) income attributable to Alcoa Corporation – as adjusted	$(15) - 0	$(42)	$(2)	$(0.08) – 0.00	$(0.23)	$(0.01)

Net (loss) income attributable to Alcoa Corporation – as adjusted is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management reviews the operating results of Alcoa Corporation excluding the impacts of restructuring and other charges, various tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes it is appropriate to consider both Net (loss) income attributable to Alcoa Corporation determined under GAAP as well as Net (loss) income attributable to Alcoa Corporation – as adjusted. The Net (loss) income attributable to Alcoa Corporation – as adjusted presented may not be comparable to similarly titled measures of other companies.

(1)	Other special items include the following:

•	for the quarter ended June 30, 2020, costs related to the restart process at the Bécancour, Canada smelter (~$20) and a net benefit of other special items (~$5);

•

for the quarter ended March 31, 2020, a gain on the sale of a waste treatment facility in Gum Springs, Arkansas ($180), costs related to the restart process at the Bécancour, Canada smelter ($32), and a net unfavorable change in certain mark-to-market energy derivative instruments ($11); and,

•

for the quarter ended June 30, 2019, costs related to union negotiations in the U.S. ($5), costs related to a work stoppage at the Bécancour, Canada smelter ($2), and costs related to a collective employee dismissal process in Spain at the Avilés and La Coruña smelters ($1).

(2)	Discrete tax items and interim tax impacts are the result of discrete transactions and interim period tax impacts based on full-year assumptions and include the following:

•	for the quarter ended June 30, 2020, a net charge of interim tax impacts (~$140);

•	for the quarter ended March 31, 2020, a net charge of interim tax impacts ($21) and a net charge of several other items ($1); and,

•	for the quarter ended June 30, 2019, a net charge of interim tax impacts ($31) and discrete tax items ($1).

(3)

The tax impact on special items is based on the applicable statutory rates in the jurisdictions where the special items occurred. The noncontrolling interest impact on special items represents Alcoa’s partner’s share of certain special items.

(4)

In any given period, the average number of shares applicable to diluted EPS for Net (loss) income attributable to Alcoa Corporation common shareholders may exclude certain share equivalents as their effect is anti-dilutive. However, certain of these share equivalents may become dilutive in the EPS calculation applicable to Net (loss) income attributable to Alcoa Corporation – as adjusted due to a larger and/or positive numerator. Specifically, for all periods presented, the average number of share equivalents applicable to diluted EPS had an anti-dilutive effect, and therefore, are excluded from the diluted EPS calculation.

Adjusted EBITDA

(amounts in millions)

	Quarter ended
	Estimated June 30, 2020	March 31, 2020	June 30, 2019
Net (loss) income attributable to Alcoa Corporation	$(205) – (190)	$80	$(402)

Add:
Net income attributable to noncontrolling interest	~45	59	109
Provision for income taxes	~45	80	116
Other expenses (income), net	~50	(132)	50
Interest expense	~30	30	30
Restructuring and other charges, net	~35	2	370
Provision for depreciation, depletion, and amortization	~155	170	174

Adjusted EBITDA	$155 – 170	$289	$447

Special items(1)	~20	32	8

Adjusted EBITDA, excluding special items	$175 – 190	$321	$455

Alcoa’s Corporation’s definition of Adjusted EBITDA is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation’s operating performance and the company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1)	Special items include the following:

•	for the quarter ended June 30, 2020, costs related to the restart process at the Bécancour, Canada smelter (~$20);

•	for the quarter ended March 31, 2020, costs related to the restart process at the Bécancour, Canada smelter ($32); and,

•

for the quarter ended June 30, 2019, costs related to union negotiations in the U.S. ($5), costs related to a work stoppage at the Bécancour, Canada smelter ($2), and costs related to a collective employee dismissal process in Spain at the Avilés and La Coruña smelters ($1).